Exhibit 99.1
LIN TV Corp. Completes Sale of Puerto Rico Operations to InterMedia
PROVIDENCE, RI, March 30, 2007 — LIN TV Corp. (NYSE: TVL) today announced that it completed the sale of its Puerto Rico operations to InterMedia Partners VII, L.P. for $130 million in cash, subject to certain adjustments.
The stations sold include WAPA-TV, a full-power independent station, and WJPX-TV, an independent station branded as MTV Puerto Rico, as well as WAPA America, a U.S. Spanish-language cable channel.
The Company plans on using the proceeds from the sale to reduce its outstanding borrowings.
About LIN TV
LIN TV (NYSE: TVL) delivers quality television, digital media and online news operations through 29 owned and/or operated television stations and 30 websites in 17 cities located primarily in the top 100 markets, servicing 9.25% of U.S. television households.
LIN TV has and continues to identify and implement innovative business strategies, including being an early adopter of digital television, in order to provide superior viewing quality to our customers. Financial information and overviews of our stations are available at www.lintv.com.
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